BMC Stock Holdings, Inc. Announces 2018 First Quarter Results

Atlanta, GA - May 8, 2018 - BMC Stock Holdings, Inc. (Nasdaq: BMCH) (“BMC” or the “Company”), one of the leading providers of diversified building products, services and innovative solutions in the U.S. residential construction market, today announced its financial results for the first quarter ended March 31, 2018. A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is provided in the “Reconciliation of GAAP to Non-GAAP Measures” section of this press release.

First Quarter 2018 Highlights (Comparisons are to Prior Year Period)

•	Net sales of $834.2 million, an increase of 10.1%, including significant growth in Structural Components and Ready-Frame® sales

•	Net income of $15.4 million, an increase of $11.6 million

•	Adjusted EBITDA (non-GAAP) of $47.2 million, an increase of $13.6 million or 40.6%

•	Adjusted EBITDA margin (non-GAAP) of 5.7%, an increase of 130 basis points

•	Diluted earnings per share of $0.23, an increase of $0.17

•	Adjusted net income per diluted share (non-GAAP) of $0.29, an increase of $0.18

•	Cash provided by operating activities of $23.2 million, an increase of $27.1 million

Dave Keltner, Interim President and Chief Executive Officer of BMC, commented, “2018 is off to a solid start with first quarter year-over-year growth in each of our key financial metrics, including net income, diluted earnings per share, Adjusted EBITDA and cash provided by operating activities. In addition, sales in our higher-margin structural components category grew 23.6% as compared to a year ago, driven in part by the continued success of Ready-Frame®, our whole-house framing solution, as well as strength in roof trusses and floor trusses.”

Keltner continued, “BMC is a leader in providing innovative solutions for our customers, who continue to enjoy solid demand but face persistent challenges from labor constraints and cost inflation. Within our manufacturing and distribution facilities, we are rolling out the BMC Operating System and investing in automation to improve our processes and increase our efficiency, capacity and customer service levels. With our customer focus and unique offerings and capabilities, we remain well-positioned to drive sustainable growth and value for all of our stakeholders.”

First Quarter 2018 Summary of Financial Results
During the three months ended March 31, 2018, the Company generated improvements in net sales, net income, Adjusted EBITDA and operating cash flow.

	Three Months Ended March 31,
(in thousands, except per share data)	2018	2017	Variance
Net sales
Reported net sales (GAAP)	$834,202	$757,700	$76,502

Net income and EPS
Net income (GAAP)	$15,359	$3,744	$11,615
Diluted earnings per share (GAAP)	$0.23	$0.06	$0.17
Adjusted net income (non-GAAP)	$19,574	$7,650	$11,924
Adjusted net income per diluted share (non-GAAP)	$0.29	$0.11	$0.18

Adjusted EBITDA (non-GAAP)	$47,180	$33,563	$13,617
Adjusted EBITDA margin (non-GAAP)	5.7%	4.4%	1.3%

Net cash provided by (used in) operating activities	$23,212	$(3,906)	$27,118

First Quarter 2018 Financial Results Compared to Prior Year Period

•
Net sales increased 10.1% to $834.2 million. The Company estimates that net sales increased 6.8% from higher selling prices of lumber and lumber sheet goods, 2.8% from recent acquisitions and 0.5% from other organic growth. The Company estimates that net sales to single-family homebuilders and remodeling contractors increased 14.2% while net sales to multi-family, commercial and other contractors declined 12.6%. Net sales of Ready-Frame® were $50.2 million, an increase of 47.1%.

•
Gross profit increased 11.7% to $199.1 million. Gross profit as a percentage of sales (“gross margin”) was 23.9%, as compared to 23.5% for the first quarter of 2017. Gross margin for the first quarter of 2018 reflects an approximately 100 basis point increase in gross margin within the lumber and lumber sheet goods product category, as compared to the prior year, which was primarily derived from a temporary decline in the cost of lumber sheet goods.

•
Selling, general and administrative (“SG&A”) expenses increased 7.6% to $160.2 million. Approximately $4.5 million of this increase related to SG&A expenses at operations acquired within the past twelve months and approximately $3.5 million related to higher employee compensation, benefits and other employee-related costs. The Company incurred $1.8 million in severance and executive search costs related to the departure of the Company’s former chief executive officer and the search for his permanent replacement. The remaining increase related primarily to a $0.8 million increase in diesel fuel costs. SG&A expenses as a percent of net sales improved 40 basis points to 19.2%, compared with 19.6% for the first quarter of 2017.

•	Depreciation expense, including the portion reported within cost of sales, decreased to $12.0 million, compared to $13.0 million in the first quarter of 2017.

•	Merger and integration costs decreased to $1.7 million, compared to $4.4 million in the first quarter of 2017.

•	Amortization expense was $3.7 million, compared to $3.8 million in the first quarter of 2017.

•	Interest expense decreased to $6.0 million, compared to $6.1 million in the first quarter of 2017.

•
Other income, net, increased to $2.0 million, compared to $0.3 million in the first quarter of 2017. Other income, net was derived primarily from state and local tax incentive programs and customer service charges.

•	Net income increased to $15.4 million, or $0.23 per diluted share, compared to $3.7 million, or $0.06 per diluted share, in the first quarter of 2017.

•
Adjusted net income (non-GAAP) increased to $19.6 million, or $0.29 per diluted share (non-GAAP), compared to Adjusted net income of $7.7 million, or $0.11 per diluted share, in the first quarter of 2017.

•	Adjusted EBITDA (non-GAAP) increased 40.6% to $47.2 million, compared to $33.6 million in the first quarter of 2017.

•	Adjusted EBITDA margin (non-GAAP), defined as Adjusted EBITDA as a percentage of net sales, expanded 130 basis points to 5.7%.

•	Cash provided by operating activities increased $27.1 million to $23.2 million.

Liquidity and Capital Resources
Total liquidity as of March 31, 2018 was approximately $310.5 million, which included cash and cash equivalents of $9.0 million and $301.5 million of borrowing availability under the Company’s asset-backed revolver. Capital expenditures during the first quarter of 2018 totaled $10.2 million. These expenditures were primarily used to fund purchases of vehicles and equipment to replace aged assets and support increased sales volume, and facility and technology investments to support our operations.

Recent Acquisition
On February 27, 2018, the Company announced its intention to acquire the business of W.E. Shone Co. (“Shone Lumber”), a leading supplier of building materials in Delaware with a significant presence in the professional remodeling space. This transaction closed on March 1, 2018. With its attractive customer and product mix, Shone Lumber represents a strong addition to BMC’s capabilities in the Mid-Atlantic region.

CEO Search
On January 10, 2018, the Company announced that President and CEO, Peter C. Alexander left the Company under mutual agreement with the Board of Directors. David L. Keltner assumed the role of Interim President and CEO while the Board conducts a formal search for a permanent replacement. Since that time, the Board of Directors engaged a leading executive search firm and launched a broad search effort to find the best candidate who will continue to cultivate the Company’s strong culture and drive the growth strategy forward. The Board of Directors is confident in its ability to attract a proven, experienced executive and has narrowed the field of candidates. During the search, BMC is aggressively moving forward with the execution of its growth strategies.

Conference Call Information
BMC will host a conference call on Tuesday, May 8, 2018 at 8:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. Prior to the call, an earnings release presentation will be posted on the Company’s investor relations website - ir.buildwithbmc.com - in the “Events and Presentations” tab under the heading “Presentation Archive.” The conference call can be accessed by dialing 877-407-0784 (domestic) or 201-689-8560 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for both the live call and the replay is 13678817. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on May 15, 2018. The live webcast of the conference call can be accessed on the Company’s investor relations website at ir.buildwithbmc.com and will be available for approximately 90 days.

Non-GAAP Financial Measures
This press release presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted net income to the most comparable GAAP measures and a discussion of the reasons why the Company believes that these non-

GAAP financial measures provide information that is useful to investors, see the tables included in this document under "Reconciliation of GAAP to Non-GAAP Measures."

About BMC Stock Holdings, Inc.
With $3.4 billion in 2017 net sales, BMC is a leading provider of diversified building products, services and innovative solutions to builders, contractors and professional remodelers in the U.S. residential housing market. Headquartered in Atlanta, Georgia, the Company's comprehensive portfolio of products and solutions spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management services and an innovative eBusiness platform. BMC serves 45 metropolitan areas across 19 states, principally in the South and West regions.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as "may," "might," "predict," "future," "seek to," "assume," "goal," "objective," "continue," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "guidance," "possible," "predict," "propose," "potential" and "forecast," or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC's control. BMC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement; therefore, investors and shareholders should not place undue reliance on such statement. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication.
A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include without limitation:

•	the state of the homebuilding industry and repair and remodeling activity, the economy and the credit markets;

•	the impact of potential changes in our customer or product sales mix;

•	our concentration of business in the Texas, California and Georgia markets;

•	the potential loss of significant customers or a reduction in the quantity of products they purchase;

•	seasonality and cyclicality of the building products supply and services industry;

•	competitive industry pressures and competitive pricing pressure from our customers and competitors;

•	fluctuation of commodity prices and prices of our products;

•	our exposure to product liability, warranty, casualty, construction defect, contract, tort, employment and other claims and legal proceedings;

•	our ability to maintain profitability;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	product shortages, loss of key suppliers or failure to develop relationships with qualified suppliers, and our dependence on third-party suppliers and manufacturers;

•	the implementation of our supply chain and technology initiatives;

•	the impact of long-term non-cancelable leases at our facilities;

•	our ability to effectively manage inventory and working capital;

•	the credit risk from our customers;

•	the impact of pricing pressure from our customers;

•	our ability to identify or respond effectively to consumer needs, expectations, market conditions or trends;

•	our ability to successfully implement our growth strategy;

•	the impact of federal, state, local and other laws and regulations;

•	the impact of changes in legislation and government policy;

•	the impact of unexpected changes in our tax provisions and adoption of new tax legislation;

•	our ability to utilize our net operating loss carryforwards;

•	natural or man-made disruptions to our distribution and manufacturing facilities;

•	our exposure to environmental liabilities and subjection to environmental laws and regulation;

•	the impact of health and safety laws and regulations;

•	the impact of disruptions to our information technology systems;

•	cybersecurity risks;

•	our exposure to losses if our insurance coverage is insufficient;

•	our ability to operate on multiple Enterprise Resource Planning ("ERP") information systems and convert multiple systems to a single system;

•	the impact of our indebtedness;

•	the various financial covenants in our secured credit agreement and senior secured notes indenture; and

•	other factors discussed or referred to in the "Risk Factors" section of BMC's most recent Annual Report on Form 10-K filed with the SEC on March 1, 2018.
Certain of these and other factors are discussed in more detail in the “Risk Factors” section of BMC’s 2017 Annual Report on Form 10-K, as supplemented by BMC’s Quarterly Reports on Form 10-Q. All such factors are difficult to predict and are beyond BMC's control. All forward-looking statements attributable to BMC or persons acting on BMC's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and BMC undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Relations Contact
BMC Stock Holdings, Inc.
Carey Phelps
(678) 222-1228

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2018	2017
Net sales
Building products	$645,954	$572,120
Construction services	188,248	185,580
	834,202	757,700
Cost of sales
Building products	480,301	426,083
Construction services	154,817	153,420
	635,118	579,503
Gross profit	199,084	178,197

Selling, general and administrative expenses	160,204	148,888
Depreciation expense	9,506	10,561
Amortization expense	3,657	3,821
Merger and integration costs	1,687	4,441
	175,054	167,711
Income from operations	24,030	10,486
Other income (expense)
Interest expense	(5,982)	(6,088)
Other income, net	1,950	319
Income before income taxes	19,998	4,717
Income tax expense	4,639	973
Net income	$15,359	$3,744

Weighted average common shares outstanding
Basic	67,138	66,692
Diluted	67,664	67,186

Net income per common share
Basic	$0.23	$0.06
Diluted	$0.23	$0.06

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share amounts)	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$9,002	$11,750
Accounts receivable, net of allowances	353,749	322,892
Inventories, net	338,767	309,060
Contract assets	36,613	—
Costs in excess of billings on uncompleted contracts	—	28,738
Income taxes receivable	2,288	3,748
Prepaid expenses and other current assets	55,055	57,949
Total current assets	795,474	734,137
Property and equipment, net of accumulated depreciation	295,897	295,820
Customer relationship intangible assets, net of accumulated amortization	169,783	166,306
Other intangible assets, net of accumulated amortization	1,222	1,306
Goodwill	263,999	261,792
Other long-term assets	17,133	13,989
Total assets	$1,543,508	$1,473,350
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$216,558	$174,583
Accrued expenses and other liabilities	83,052	96,262
Contract liabilities	29,089	—
Billings in excess of costs on uncompleted contracts	—	18,428
Interest payable	9,597	4,769
Current portion:
Long-term debt and capital lease obligations	7,373	7,739
Insurance reserves	13,786	13,496
Total current liabilities	359,455	315,277
Insurance reserves	38,251	38,470
Long-term debt	356,971	349,059
Long-term portion of capital lease obligations	13,146	14,838
Deferred income taxes	5,578	1,768
Other long-term liabilities	6,532	7,039
Total liabilities	779,933	726,451
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50.0 million shares authorized, no shares issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value, 300.0 million shares authorized, 67.5 million and 67.3 million shares issued, and 67.2 million and 67.1 million outstanding at March 31, 2018 and December 31, 2017, respectively	675	673
Additional paid-in capital	661,818	659,440
Retained earnings	105,966	90,607
Treasury stock, at cost, 0.3 million and 0.2 million shares at March 31, 2018 and December 31, 2017, respectively	(4,884)	(3,821)
Total stockholders' equity	763,575	746,899
Total liabilities and stockholders' equity	$1,543,508	$1,473,350

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2018	2017
Cash flows from operating activities
Net income	$15,359	$3,744
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	12,024	12,992
Amortization of intangible assets	3,657	3,821
Amortization of debt issuance costs	421	421
Deferred income taxes	3,810	760
Non-cash stock compensation expense	1,775	1,231
Loss on sale of property, equipment and real estate	38	107
Other non-cash adjustments	619	(314)
Change in assets and liabilities, net of effects of acquisitions
Accounts receivable, net of allowances	(33,462)	(29,086)
Inventories, net	(24,042)	(22,030)
Accounts payable	40,212	30,868
Other assets and liabilities	2,801	(6,420)
Net cash provided by (used in) operating activities	23,212	(3,906)
Cash flows from investing activities
Purchases of businesses, net of cash acquired	(20,970)	(6,693)
Purchases of property, equipment and real estate	(10,244)	(10,662)
Insurance proceeds	1,991	—
Proceeds from sale of property, equipment and real estate	127	866
Net cash used in investing activities	(29,096)	(16,489)
Cash flows from financing activities
Proceeds from revolving line of credit	235,345	175,058
Repayments of proceeds from revolving line of credit	(227,616)	(155,313)
Payments on capital lease obligations	(2,059)	(2,667)
Principal payments on other notes	(25)	(2,557)
Other financing activities, net	(2,509)	1,735
Net cash provided by financing activities	3,136	16,256
Net decrease in cash and cash equivalents	(2,748)	(4,139)
Cash and cash equivalents
Beginning of period	11,750	8,917
End of period	$9,002	$4,778

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Net Sales by Product Category
(unaudited)

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$135,829	16.3%	$109,891	14.5%	23.6%
Lumber & lumber sheet goods	288,086	34.5%	244,436	32.3%	17.9%
Millwork, doors & windows	229,518	27.5%	210,751	27.8%	8.9%
Other building products & services	180,769	21.7%	192,622	25.4%	(6.2)%
Total net sales	$834,202	100.0%	$757,700	100.0%	10.1%

Net Sales by Customer Type
(unaudited)

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Single-family homebuilders	$637,308	76.4%	$559,589	73.9%	13.9%
Remodeling contractors	95,451	11.4%	82,075	10.8%	16.3%
Multi-family, commercial & other contractors	101,443	12.2%	116,036	15.3%	(12.6)%
Total net sales	$834,202	100.0%	$757,700	100.0%	10.1%

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are intended as supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company believes that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results.

•
Adjusted EBITDA is defined as net income plus interest expense, income tax expense, depreciation and amortization, merger and integration costs, non-cash stock compensation expense, acquisition costs and other items.

•	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales.

•	Adjusted net income is defined as net income plus merger and integration costs, non-cash stock compensation expense, acquisition costs, other items and after tax effecting those items.

•	Adjusted net income per diluted share is defined as Adjusted net income divided by diluted weighted average shares
Company management uses Adjusted EBITDA and Adjusted net income for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and the board of directors. The Company believes that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provides additional tools for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company’s calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect any cash requirements for such replacements and (vi) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in conjunction with GAAP results. Readers should review the reconciliations of net income to Adjusted EBITDA and Adjusted net income below, and should not rely on any single financial measure to evaluate the Company’s business.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net income to Adjusted EBITDA and Adjusted net income.

	Three Months Ended March 31,
	2018	2017
Net income	$15,359	$3,744
Interest expense	5,982	6,088
Income tax expense	4,639	973
Depreciation and amortization	15,681	16,813
Merger and integration costs	1,687	4,441
Non-cash stock compensation expense	1,775	1,231
Acquisition costs (a)	234	273
Other items (b)	1,823	—
Adjusted EBITDA	$47,180	$33,563
Adjusted EBITDA margin	5.7%	4.4%

Net income	$15,359	$3,744
Merger and integration costs	1,687	4,441
Non-cash stock compensation expense	1,775	1,231
Acquisition costs (a)	234	273
Other items (b)	1,823	—
Tax effect of adjustments to net income (c)	(1,304)	(2,039)
Adjusted net income	$19,574	$7,650

Diluted weighted average shares	67,664	67,186
Adjusted net income per diluted weighted average share	$0.29	$0.11

(a)
For the three months ended March 31, 2018, represents costs incurred related to the acquisition of W.E. Shone Co. For the three months ended March 31, 2017, represents costs incurred related to the acquisitions of Code Plus Components, LLC and Texas Plywood and Lumber Company, Inc.

(b)	Represents severance and executive search costs incurred in connection with the departure of the Company’s former chief executive officer and the search for his permanent replacement.
(c)
The tax effect of adjustments to net income was based on the respective transactions’ income tax rate, which was 23.6% and 37.3% for the three months ended March 31, 2018 and 2017, respectively. The tax effect of adjustments to net income exclude non-deductible Merger and integration costs of $0.5 million for the three months ended March 31, 2017.